As filed with the Securities and Exchange Commission on May 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	95-0693330
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Anton Boulevard, Suite 1100, Costa Mesa, California	92626-7100
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED DUCOMMUN INCORPORATED 2024 STOCK INCENTIVE PLAN

(Full title of the plan)

Rajiv A. Tata

Vice President, General Counsel and Corporate Secretary

600 Anton Boulevard, Suite 1100

Costa Mesa, California 92626-7100

(Name and address of agent for service)

(657) 335-3665

(Telephone number, including area code, of agent for service)

with a copy to:

Justin F. Hoffman

Winston & Strawn LLP

800 Capitol St.

Suite 2400

Houston, Texas 77002-2925

(713) 651-2792

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On March 12, 2026, the Board of Directors of Ducommun Incorporated, a Delaware corporation (the “Registrant”), approved an amendment and restatement of the Ducommun Incorporated 2024 Stock Incentive Plan (as amended and restated, the “Plan”), subject to stockholder approval at the Registrant’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to, among other things, increase the number of shares of the Registrant’s common stock, par value $.01 per share (“Common Stock”), authorized for issuance under the Plan. On April 29, 2026, the Plan was approved by the Registrant’s stockholders at the Annual Meeting.

The Registrant previously filed on April  25, 2024 a Registration Statement on Form S-8 (File No. 333-278937) with the Securities and Exchange Commission (the “Commission”) relating to the Plan (the “Prior Registration Statement”). This Registration Statement on Form S-8 (this “Registration Statement”) is being filed with the Commission for the purpose of registering an additional 619,595 shares of Common Stock for issuance pursuant to the Plan. The additional securities to be registered by this Registration Statement are of the same class as those securities covered by the Prior Registration Statement. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Commission, are incorporated by reference into this Registration Statement and shall be deemed a part hereof, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, except as specified below:

(a)	The Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2025, filed with the Commission on May 8, 2026;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 4, 2026, filed with the Commission on May 12, 2026;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on April 30, 2026, May 1, 2026 and May 4, 2026; and

(d)

The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A as filed with the Commission on October 30, 1996, including any amendments or reports filed for the purposes of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (excluding information deemed to be furnished and not filed with the Commission) subsequent to the effective date of this Registration Statement and prior to the filing of a post- effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

5.1*	Opinion of Winston & Strawn LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Winston & Strawn LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

99.1*	Amended and Restated Ducommun Incorporated 2024 Stock Incentive Plan

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Costa Mesa, State of California, on May 12, 2026.

DUCOMMUN INCORPORATED

By:	/s/ Stephen G. Oswald
Name:	Stephen G. Oswald
Title:	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Suman B. Mookerji and Rajiv A. Tata, and each of them, as such person’s true and lawful attorney-in-fact and agent with full and several power of substitution and resubstitution and to act without the others, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent or any substitute therefor, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen G. Oswald Stephen G. Oswald	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 12, 2026

/s/ Suman B. Mookerji Suman B. Mookerji	Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 12, 2026

/s/ Daniel L. Boehle	Director	May 12, 2026
Daniel L. Boehle

/s/ David B. Carter David B. Carter	Director	May 12, 2026

/s/ Mark A. Caylor Mark A. Caylor	Director	May 12, 2026

/s/ Shirley G. Drazba Shirley G. Drazba	Director	May 12, 2026

/s/ Daniel G. Korte Daniel G. Korte	Director	May 12, 2026

/s/ Sheila G. Kramer Sheila G. Kramer	Director	May 12, 2026

/s/ Samara A. Strycker Samara A. Strycker	Director	May 12, 2026